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                                                                    EXHIBIT 10.3


                  ACQUISITION AGREEMENT AND CLOSING MEMORANDUM

This Acquisition Agreement and Closing Memorandum (this "Agreement") is entered into as of April 23, 1998, by and between Basic Technologies, Inc., a Colorado corporation ("Basic") and Yankee Development Corp., a Texas corporation ("Yankee").

On this date, Basic and Yankee have consummated a business combination on the following terms:

1. The transactions set forth below have been duly authorized by the respective boards of directors of Basic and Yankee.

2. Yankee and the undersigned agent of Yankee jointly and severally represent and warrant that all documents and information furnished to Basic in connection with the transactions set forth below are true and accurate.

3. Basic and the undersigned agent of Basic jointly and severally represent and warrant that all documents and information furnished to Yankee in connection with the transactions set forth below are true and accurate.

4. Yankee has delivered to Basic stock certificates representing 100% of the issued and outstanding shares of Yankee (the "Yankee Stock"), each certificate bearing an endorsement in blank and duly signed by the shareholder named on the face of the certificate.

In exchange for the Yankee Stock, Basic has issued 5, , shares (the "Basic Shares") of its authorized but previously unissued common stock to the shareholders of Yankee named on Exhibit A to this Agreement (the "Yankee Shareholders"), and the In the respective numbers of shares set forth on Exhibit A. The Basic Shares will, immediately following issuance, represent approximately 90% of the issued and outstanding capital stock of Basic.

6. On behalf of Basic, John Bradley undertakes to cause individual stock certificates, representing the Basic Shares, to be issued, executed, and delivered to the Yankee Shareholders as soon as shall be practicable.

In witness whereof, the undersigned have caused this Agreement to be executed as of the first date above written.


                                     /s/ JOHN BRADLEY
                                     ---------------------
                                     John Bradley
                                     duly authorized agent of
                                     Basic Technologies, Inc.

                                     /s/ BRYAN WALKER
                                     ---------------------
                                     Bryan Walker
                                     duly authorized agent of
                                     Yankee Development Corp.